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                                                                     Exhibit 5.2

                   [Letterhead of Wilmer, Cutler & Pickering]

                               December 8, 2000

Tyco International Ltd.
The Zurich Centre, Second Floor
90 Pitts Bay Road
Pembroke HM08
Bermuda

Ladies and Gentlemen:

   We have acted as United States securities counsel for Tyco International Ltd., a Bermuda company (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of $4,657,500,000 aggregate principal amount at maturity of Liquid Yield Option (TM) Notes due 2020 (Zero Coupon--Senior) (each, a "Note") issued by the Company on November 17, 2000 and the Company's common shares, US$0.20 par value per share (the "Shares"), issuable upon conversion, and/or purchase by the Company, of the Notes pursuant to that certain Indenture dated as of November 17, 2000 (the "Indenture"), by and between the Company and State Street Bank and Trust Company, as trustee (including any successor thereto, the "Trustee"). The Company issued the Notes pursuant to that certain Purchase Agreement, dated as of November 14, 2000, by and between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchase Agreement"). The Notes and the Shares are to be offered and sold by certain securityholders of the Company.

   We have examined originals, photocopies or conformed copies of all such records of the Company and its subsidiaries, all such agreements and certificates of public officials, and such other documents, including the Purchase Agreement, the Indenture and the Registration Statement, as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. We have assumed, in reliance upon a separate opinion of Appleby Spurling & Kempe, Bermuda counsel to the Company, that the Company has been validly organized and is existing and in good standing under the laws of Bermuda, with all requisite corporate power and authority to enter into and perform its obligations under the Purchase Agreement, the Notes and the Indenture, that the execution, delivery and performance by the Company of the Purchase Agreement, the Notes and the Indenture have been duly authorized by all necessary corporate action on the part of the Company, and that the Shares, upon issuance pursuant to the Indenture and in the circumstances referred to or summarized in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

   Based upon and subject to the foregoing, we are of the opinion that the Notes have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

   In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                                          Sincerely,

                                          Wilmer, Cutler & Pickering

                                                /s/ Meredith B. Cross
                                          By: _________________________________
                                                   Meredith B. Cross,
                                                        a Partner